Exhibit 10.1

                            PATENT LICENSING AGREEMENT

      This Agreement is made as of January 21, 2003, between Americhip, Inc, a Michigan corporation, having a place of business at 12933 W Eight Mile Road, Detroit, MI 48235 ("Licensor"), and Americhip Ventures, Inc., a Michigan corporation, having a place of business at 12933 W. Eight Mile Road, Detroit, MI 48235 ("Licensee").

      WHEREAS, Licensor is the owner of the entire right, title, and interest in certain inventions forming the subject matter of United States Letters Patent Nos. 5,200,593 and 5,384,446 in the name of Edward Rutkowski, entitled "Method for controlling the length of metal chips," granted on April 6, 1993 and January 24, 1995, respectively, including any patents issuing therefrom, any divisionals or continuation applications, and any reissues or extensions. (These rights are referred to in this Agreement as the "Licensed Patents.")

      WHEREAS, Licensee wishes to obtain rights under the Licensed Patents as set forth herein and subject to the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound thereby, the parties agree as follows:

                                   ARTICLE I
                                   THE GRANT

1.1 Licensor grants to Licensee a nonexclusive license under the Licensed Patents to make, use, and sell products covered by the Licensed Patents in the United States, its territories, and its possessions ("License"). If Licensee if successful on or before March 31, 2003 in raising capital in an amount of Six Million Dollars (US $6,000,000.00) available for funding development and production of products covered by the Licensed Patents, then this license shall become exclusive for the duration thereof.

                                   ARTICLE II
                          PAYMENT IN LIEU OF ROYALTIES

2.1 As consideration for the License and in lieu of royalties, Licensee shall make the following payments:

(A) To Dave Howard: US$1,000,000.00, payable at the rate of $10,000.00 on or before the first day of each calendar month, with interest accruing on any unpaid principal at the greater of (i) five percent (5.0%); and (ii) the prime rate plus 1% as reported in the Wall Street Journal on the first business day following each July 1 and January 1 (not to exceed the maximum rate allowed by law), until paid in full. Licensee may, from time to time, prepay any or all of this amount without penalty; provided, however, that any prepayment will be credited against unpaid principal and will not reduce the amount of future monthly payments.

(B) To Edward Rutkowski: US$1,000,000.00, payable at the rate of $10,000.00 on or before the first day of each calendar month, with interest accruing on any unpaid principal at the greater of (i) five percent (5.0%); and (ii) the prime rate plus 1% as reported in the Wall Street Journal on the first business day following each July 1 and January 1 (not to exceed the maximum rate allowed by law), until paid in full. Licensee may, from time to time, prepay any or all of this amount without penalty; provided, however, that any prepayment will be credited against unpaid principal and will not reduce the amount of future monthly payments.

(C) To Marc Walther: US$1,000,000.00, payable at the rate of $10,000.00 on or before the first day of each calendar month, with interest accruing on any unpaid principal at the greater of (i) five percent (5.0%); and (ii) the prime rate plus 1% as reported in the Wall Street Journal on the first business day following each July 1 and January 1 (not to exceed the maximum rate allowed by law), until paid in full. Licensee may, from time to time, prepay any or all of this amount without penalty; provided, however, that any prepayment will be credited against unpaid principal and will not reduce the amount of future monthly payments.

(D) All payments pursuant to this Section 2.1 will be made in equal amounts to each person.

                                  ARTICLE III
                    LIABILITY, INSURANCE AND INDEMNIFICATION

3.1 As between Licensee and Licensor, and except for gross negligence and/or willful misconduct, Licensor shall not be liable to Licensee or to Licensee's employees, agents, or customers or to any other person whomsoever, for any injury to person or damage to property arising out of, or in connection with, Licensee's use of the License. Licensee hereby agrees to indemnify Licensor and hold Licensor harmless from any loss, expense, including reasonable attorney expenses, or claims arising out of such damage or injury.

3.2 Licensee shall procure and maintain throughout the term of this Agreement a policy or policies of insurance, at its sole cost and expense, insuring both Licensor and Licensee against all claims, demands or actions arising out of, or in connection with, Licensee's use of the License, the limits of such policy or policies to be in an amount not less than $1,000,000.00 in respect of injuries to or death of any one person, and in an amount not less than $5,000,000.00 in respect of any one accident or disaster, and in an amount not less than $1,000,000.00 in respect of property damaged or destroyed, and to be written by insurance companies reasonably satisfactory to Licensor. In addition, Licensee shall provide products liability and completed operations coverage in an amount not less than $1,000,000.00. Licensee shall obtain a written obligation on the part of each insurance company to notify Licensor in writing at least ten (10) days prior to cancellation of such insurance. If Licensee should fail to comply with the foregoing requirements relating to insurance, Licensor may, but is not required to, obtain such insurance and Licensee shall pay to Licensor on demand as additional fee hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed one and one-half percent (1 1/2%) per month) from the date of payment by Licensor until repaid by Licensee.

3.3 Licensee agrees to maintain and keep in force, during the term thereof, all employee's compensation insurance required under applicable Worker's compensation Acts (Worker's Compensation).

                                  ARTICLE IV.
                          ASSIGNMENT AND SUBLICENSING

4.1 Licensee shall not assign or in any manner transfer this Agreement or interest therein, or sublicense the License or any part thereof, or grant any license, concession or other right with regards to the License without the prior written consent of Licensor; and any such assignment shall make this agreement voidable at the option of Licensor. Consent by Licensor to one or more assignments shall not operate as a waiver of Licensor's rights as to any subsequent assignments and/or subassignments. Licensor hereby consents to the reorganization whereby Licensee's common stock will be exchanged for stock in Southborrough Ventures, Inc., having the right to cast in excess of a majority of all votes entitled to be cast by shareholders of Southborrough Ventures, Inc.

4.2 If at any time during the primary term of this Agreement or any renewal or extension thereof, the person or persons who own or control, directly or indirectly, a majority of either the outstanding voting shares or all outstanding shares of capital stock of Licensee at the time of the execution of this Agreement (and/or Southborrough Ventures, Inc. after the stock exchange referenced in Paragraph 6.1) cease to own a majority of such shares or voting rights (except as the result of transfers by devise or descent), the loss of a majority of such shares or voting rights shall be deemed as assignment of this Agreement by Licensee and therefore subject in all respects to the provisions of Section 6.1 above.

4.3 Notwithstanding any assignment, Licensee shall at all times remain fully responsible and liable for the payment of the payments herein specified and for compliance with all of its other obligations under this Agreement (even if future assignments occur subsequent to the assignment by Licensee, and regardless of whether or not Licensor's approval has been obtained for such future assignments.) Moreover, in the event that the fees due and payable by a sublicensee (or a combination of the fees payable under such subassignment plus any bonus or other consideration therefor or incident thereto) exceed the fees payable under this Agreement or if with respect to a permitted assignment, permitted license or other transfer by Licensee permitted by Licensor, the consideration payable to Licensee by the assignee, licensee or other transferee exceeds the fee payable under this Agreement, then Licensee shall be bound and obligated to pay Licensor all such excess fee and other excess consideration within ten (10) days following receipt thereof by Licensee from such assignee, licensee or other transferee, as the case may be. Finally, in any event of assignment it is understood and agreed that all fees paid to Licensee by an assignee shall be received by Licensee in trust for Licensor, to be forwarded immediately to Licensor without offset or reduction of any kind.

4.4 Licensee shall not mortgage, pledge or otherwise encumber its interest in this Agreement or in the License.

4.5 In the event of the transfer and assignment by Licensor's of its interest in this Agreement to a person expressly assuming Licensor's obligations under this Agreement, Licensor shall thereby be released from any further obligations hereunder, and Licensee agrees to look solely to such successor in interest of Licensor's for performance of such obligations. Any security given by Licensee to secure performance of Licensee's obligations hereunder may be assigned and transferred by Licensor to such successor in interest, and Licensor shall thereby be discharged of any further obligation relating thereto.

                                   ARTICLE V
                                    MARKING

5.1 Licensee, to extent possible, agrees to mark all products made, used, or sold under this Agreement with such notice of the Licensed Patents as may be required by the laws of the countries granting them or as may be reasonably requested in writing by Licensor.

                                   ARTICLE VI
                        DIRECTION OF LICENSEE'S ENERGIES

6.1 Licensee shall devote its resources and energies on a full-time basis to the development, production and marketing of products under the License.

                                   ARTICLE IX
                        DIRECTION OF LICENSEE'S ENERGIES

7.1 The following events shall be deemed to be events of default by Licensee under this Agreement:

(A) Licensee or any sublicensee shall fail to pay any installment of fee or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the date due.

(B) Licensee or any sublicensee shall fail to comply with any term, provision or covenant of this Agreement, other than as described in subsection (A) above, and shall not cure such failure within fifteen (15) days after written notice thereof to Licensee.

(C) Licensee, sublicensee, or any guarantor of Licensee's obligations under this Agreement shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(D) Licensee, sublicensee, or any guarantor of Licensee's obligations under this Agreement shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Licensee, sublicensee, or any guarantor of Licensee's obligations under this Agreement shall be adjudged bankrupt or insolvent in proceedings filed against Licensee, sublicensee, or any guarantor of Licensee's obligations under this Agreement thereunder.

(E) A receiver or Trustee shall be appointed for all or substantially all of the assets of Licensee, any sublicensee, or any guarantor of Licensee's obligations under this Agreement.

(F) Licensee shall do or permit to be done anything which creates a lien upon the License or rights thereunder.

7.2 Upon the occurrence of any such events of default, Licensor shall have the option, but is not required, to pursue either of the following alternative remedies:

(A) Without any notice or demand whatsoever, Licensor may take any one or more of the actions permissible at law to insure performance by Licensee of Licensee's covenants and obligations under this Agreement.

(B) Licensor may terminate this Agreement by written notice to Licensee, in which event Licensee shall immediately surrender to Licensor all documents, products, and anything else related to the License, and if Licensee fails to do so, Licensor may, without prejudice to any other remedy which Licensor may have for possession or arrearages in fee, enter upon Licensee's property and take possession of such material.

7.3 It is further agreed that, in addition to payments otherwise required, Licensee shall compensate Licensor for all expenses incurred by Licensor in repossession and relicensing (including among other expenses, repairs, and brokerage fees), all concessions granted to a new Licensee upon relicensing (including among other concessions, renewal options), all losses incurred as a direct or indirect result of Licensee's default and a reasonable allowance for Licensee's administrative efforts, salaries and overhead attributable directly or indirectly to Licensee's default and Licensor's pursuing the rights and remedies provided herein and under applicable law.

7.4 Licensor may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Licensee herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Licensor hereunder shall be deemed cumulative and not exclusive of each other.

7.5 If on account of any breach or default by Licensee in its obligations hereunder, Licensor shall employ an attorney to present, enforce or defend any of Licensor's rights or remedies hereunder, Licensee agrees to pay any reasonable attorney's fees incurred by Licensor in such connection.

                                  ARTICLE VIII
                                  TERMINATION

8.1 Unless otherwise provided, this License shall extend for the entire life of the Licensed Patents.

8.2 Licensee may terminate the License at any time on one (1) years' prior written notice to Licensor.

8.3 Licensor may terminate on 90 days notice in writing to Licensee for Licensee's failure to fulfill any of its obligations under this Agreement; provided, however, that if, during the first notice period, Licensee shall have remedied such failure and paid all damages in connection therewith, this Agreement shall continue in full force and effect as it would have done if notice had not been given.

8.4 The License shall terminate automatically if the Licensee becomes insolvent or bankrupt, if a receiver is appointed for Licensee, or if the Licensee reorganized for the benefit of creditors.

                                   ARTICLE IX
                            RIGHTS AFTER TERMINATION

9.1 The termination or expiration of the License or this Agreement shall not relieve Licensee of its obligation to pay Licensor all royalties that shall have accrued up to the effective date of termination or expiration; or its obligation for damages as a result of any breach.

                                   ARTICLE X
                                 MISCELLANEOUS

10.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties thereto, it being understood and agreed that neither the method of computation of the fee, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Licensor/Licensee.

10.2 Licensee shall not for any reason withhold or reduce Licensee's required payments of fees and other charges provided in this Agreement, it being agreed that the obligations of Licensor hereunder are independent of Licensee's obligations except as may be otherwise expressly provided. In this regard, it is specifically understood and agreed that in the event Licensor commences any proceedings against Licensee for nonpayment of fees or any other sum due and payable by Licensee hereunder, Licensee will not interpose any counterclaim or other claim against Licensor of whatever nature or description in any such proceedings; and in the event that Licensee interposes any such counter-claim or other claim against Licensor in such proceedings, Licensor and Licensee stipulate and agree that, in addition to any other claim asserted by Licensee shall be severed out of the proceedings instituted by Licensor, and Licensor may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counter-claim or any other claim asserted by Licensee.

10.3 Except as may be otherwise herein provided, in all circumstances under this Agreement where prior consent or permission of one party ("first party"), whether it be Licensor or Licensee, is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature of breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was, in the opinion of the second party, prudent or reasonable or based on good cause.

10.4 One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

10.5 Whenever a period of time is herein prescribed for action to be taken by Licensor, Licensor shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Licensor.

10.6 The laws of the State of Michigan shall govern the interpretation, validity, performance and enforcement of this Agreement. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. A lawful and enforceable provision shall be substituted for the unlawful or unenforceable provision.

10.7 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

10.8 Whenever here the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

10.9 The terms, provisions and covenants contained in this Agreement shall apply to, inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors in interest and assigns except as otherwise herein expressly provided.

10.10 This Agreement contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Agreement in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. Licensor and Licensee hereby acknowledge that they are not relying on any representation or promise of the other, except as may be expressly set forth in this Agreement.

10.11 This Agreement may be executed in two or more counterparts, any of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

      Any signature page of any such counterpart, or any facsimile transmission thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any facsimile transmission of any signature of a Party shall be deemed an original and shall bind such Party.

10.12 Termination of the License by Licensor shall in no way prejudice the rights of Licensor to seek other remedies for the failure of Licensee. Any delay in exercising the rights of termination shall in no way prejudice the right of Licensor to terminate for any subsequent or continuing failure of Licensee.

10.13 All notices shall be in writing and shall be deemed to have been sufficiently given if mailed by registered or certified mail, postage prepaid, and addressed to the party at its last designated address. Each notice shall be effective on the date three (3) days after the postage date. Until changed by written notice given by the parties, the respective addresses of the parties to this Agreement are as set forth above.

10.14 This Agreement may be assigned by Licensor and shall inure to the benefit of its successors and assigns. However, this Agreement shall not be assignable by Licensee, except as expressly permitted herein or otherwise approved in writing by Licensor.

The parties have executed this Agreement on the date listed on the first page of this Agreement.


WITNESS                                 Americhip, Inc.

/s/                                     /s/
   ------------------------                --------------------------
---------------------------             by Dave Howard
                                        Its President


Attest                                  Americhip Ventures, Inc.

/s/                                     /s/
   ------------------------                --------------------------
---------------------------             By: Dave Howard
                                        Its: President